EXHIBIT 4.4



Certificate Number                              Number of Preferred Securities
      P-

                                    CUSIP NO.

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                               BANKUNITED CAPITAL

                       10 1/4% TRUST PREFERRED SECURITIES
                                    SERIES B
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

         BankUnited Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ___________________ _________________________________(the "Holder") is the registered owner of ( )
preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the BankUnited Capital 10 1/4% Trust Preferred Securities, Series B (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement dated as of March 24, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, as amended, entered into by BankUnited Financial Corporation, a Florida corporation, as gurantor and The Bank of New York, as guarantee trustee, dated as of March 24, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___ day of _________, 1997.

                                           BANKUNITED CAPITAL




                                           BY:
                                              ---------------------------------
                                           Name:
                                                 ------------------------------
                                           Title:    ADMINISTRATIVE TRUSTEE
                                                 ------------------------------


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ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:





        (Insert assignee's social security or tax identification number)





                    (Insert address and zip code of assignee)




and irrevocably appoints




agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________________

Signature:______________________________________________________________________
         (Sign exactly as your name appears on the other side of this Preferred
                              Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule l7Ad-15.